STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 13, 2004, is made by and between K Holdings LLC, Hampshire Investments, Limited, Phillippe Corti and Botho Heirich (jointly the "Purchasers"), and Infineon Technologies AG, a German stock corporation (the "Seller").

     WHEREAS the Seller is the record and beneficial owner of Four Hundred Seventy-Five Thousand (475,000) shares (the "Shares") of common stock, par value $0.01 per share, (the "Common Stock"), of Merrimac Industries, Inc., a Delaware corporation (the "Company") and Four Hundred Seventy-Five Thousand (475,000) related Common Stock purchase rights (the "Rights", and together with the Shares, the "Securities") issued under the Company's Rights Agreement, dated March 9, 1999, as amended through the date hereof (the "Rights Agreement"); and

     WHEREAS the Seller desires to sell, and the Purchasers desire to purchase, the Securities upon the terms set forth in this Agreement; and

     WHEREAS, Seller and the Company are parties to a Registration Rights Agreement dated as of April 7, 2000, and a Registration Rights Agreement dated as of October 26, 2000, each as modified by a Modification Agreement dated as of September 27, 2002 (together, as so modified, the "Registration Rights Agreements");

     NOW, THEREFORE, in consideration of the respective premises, mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     I.   PURCHASE AND SALE OF SECURITIES
          -------------------------------

     1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Purchasers will purchase from the Seller, and the Seller will sell, transfer, assign and deliver to the Purchasers, all of the Securities as follows:

          250,000 Shares to K Holdings LLC,

          125,000 Shares to Phillippe Corti

          50,000 Shares to Hampshire Investments, Limited

          50,000 Shares to Botho Heirich

The Purchasers agree to such transfers and assignments of the Securities.

     1.2. Registration Rights. Concurrently with the foregoing transfers, the Seller and Purchasers will enter into the Assignment and Assumption of Registration Rights and Obligations attached hereto as Exhibit B.

     1.3. Consideration. The purchase price hereunder shall be $7.00 per Share (including the Right attached thereto) (the "Purchase Price").

     1.4. Closing. The closing (the "Closing") of the purchase and sale of the Securities provided in this Agreement shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr, Maximilianstrasse 31, Munich, Germany on December 13, 2004 or such other place or date as may be mutually agreed by the parties. At the Closing the Seller shall deliver to the Purchasers, jointly, certificates for all the Shares, duly endorsed for transfer or accompanied by a duly executed stock power, sufficient to convey to the Purchasers good title to such Shares, and the Purchasers shall deliver to the Seller, by wire transfer of immediately available funds to the following account:

     CITIBANK LONDON

     BANK ACCOUNT NO: 10822612
     SWIFT CODE CITIGB2L
     IBAN NO: GB91 CITI 1850 0810 8226 12

or such other account as may be designated by the Seller (such designation to occur at least two business days prior to the Closing), an amount in U.S. dollars equal to the aggregate Purchase Price for the Shares.

     1.5. Adjustments to Consideration. In the event of any change, after the date hereof and prior to the Closing, in the number of issued and outstanding shares of Common Stock by reason of any stock dividends, split-up, reverse stock split, combination, recapitalization, or other similar change in the corporate or capital structure of the Company, or any other dividend on the Common Stock, the Purchasers shall receive and the Seller shall deliver, at the same aggregate purchase price as described herein, the stock or other securities, cash or property to which the Purchasers would have been entitled, including as a result of such event or events, had it been the holder of the Shares immediately prior to the record date for such event or events.

     II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER
          --------------------------------------------

     The Seller represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing, as follows:

     2.1. Ownership of Shares. The Seller is the lawful owner of, and has good title to, the Shares, and the Shares are subject to no liens, charges, encumbrances, adverse claims or restrictions on transfer (other than pursuant to applicable securities laws). Upon transfer of the Shares to the Purchaser hereunder, the Purchaser will obtain good and marketable title to the Shares free and clear of all liens, claims, charges and encumbrances.


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


     2.2. Power and Authority. The Seller has full corporate power and authority to execute and deliver this Agreement and to sell, assign, transfer and convey the Shares in accordance with the terms of this Agreement.

     2.3. Due Execution. The execution and delivery of this Agreement by the Seller and the transfer of the Shares have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

     2.4. No Conflict; Consents. Neither the execution and delivery of this Agreement, nor the transfer of the Shares hereunder, by the Seller will (i) conflict with or violate any provision of law, regulation, or court or administrative order applicable to the Seller, (ii) with or without the giving of notice or the passage of time or both, conflict with or violate, or result in a breach or termination of, or constitute a default or permit the acceleration of any material obligation under, any provision of any contract or agreement to which the Seller is a party or by which any of the Seller's properties may be bound, (iii) conflict with or violate any provision of the organizational documents of the Seller, or (iv) require the consent, waiver, approval or authorization of, or filing with, any individual, partnership, joint venture, corporation, trust, entity or government or department or agency thereof (other than the filing of any required change in beneficial ownership statement with the U.S. Securities Exchange Commission).

     2.5. No Litigation. There is no claim, action, suit or proceeding pending or, to the knowledge of the Seller, threatened against or relating to the Seller that would reasonably be expected to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

     III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
          -----------------------------------------------

     The Purchasers represent and warrant to the Seller, jointly and severally, as of the date of this Agreement and as of the Closing, as follows:

     3.1. Power and Authority. The Purchasers have full corporate power and authority to execute and deliver this Agreement and to purchase the Shares under this Agreement in accordance with the terms of this Agreement.

     3.2. Due Execution. The execution and delivery of this Agreement by the Purchasers and the purchase of the Shares under this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchasers and is the legal, valid and binding obligation of the Purchasers, enforceable against it in accordance with its terms.

     3.3. No Conflict; Consents. Neither the execution and delivery of this Agreement, nor the purchase of the Shares hereunder, by the Purchasers will (i) conflict with or violate any provision of law, regulation, or court or administrative order applicable to the Purchasers, (ii) with or without the giving of notice or the passage of time or both, conflict with or violate, or result in a breach or termination of, or constitute a default or permit the acceleration of any material obligation under, any provision of any contract or agreement to which a Purchaser is a party or by which any of the Purchasers' properties may be bound, (iii) conflict with or violate


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


any provision of the organizational documents of a Purchaser, or (iv) require the consent, waiver, approval or authorization of, or filing with, any individual, partnership, joint venture, corporation, trust, entity or government or department or agency thereof (other than the filing of any required change in beneficial ownership statement with the U.S. Securities Exchange Commission).

     3.4. No Litigation. There is no claim, action, suit or proceeding pending or, to the knowledge of a Purchaser, threatened against or relating to a Purchaser that would reasonably be expected to have a material adverse effect on the ability of a Purchaser to consummate the transactions contemplated by this Agreement.

     IV.  CONFIDENTIALITY
          ---------------

     Except as required by law or any applicable rule or regulation of any stock exchange or other self-regulatory organization, neither the Purchasers nor the Seller will make any disclosure regarding the execution of this Agreement or the terms hereof (including, without limitation, the Purchase Price), other than to
(i) its employees, officers, attorneys, accountants, agents and representatives (who shall be instructed to keep such information confidential), or (ii) with the prior consent of the other parties, which consent shall not be unreasonably withheld.

     V.   CONDITIONS TO PURCHASE AND SALE
          -------------------------------

     5.1. The respective obligations of the Purchasers to purchase, and Seller to sell, the Shares, shall be subject to the following conditions:

     (a) No preliminary or permanent injunction or other order against the delivery of the Shares or prohibiting the consummation of any of the transactions contemplated hereby issued by any court of competent jurisdiction shall be in effect.

     (b) The Consent, Termination and Waiver, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by the Company and all resolutions referenced therein shall have been duly adopted by the Board of Directors of the Company and shall be in full force and effect.

     VI.  GENERAL PROVISIONS
          ------------------

     6.1. Survival of Representations. Each representation, warranty, covenant or agreement in this Agreement shall be deemed to have been relied upon and shall survive the Closing.

     6.2. Termination. This Agreement may be terminated by the mutual consent of the parties hereto, and, if the Closing shall not have occurred, may be terminated by either the Purchasers or the Seller at any time after December 15, 2004.

     6.3. Effect of Termination. In the event of the termination of this Agreement, this Agreement shall be void and of no further effect and there shall be no further liability on the part of either the Purchasers or the Seller.


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     6.4. Amendment; Assignment. This Agreement may be amended, modified or supplemented and portions of it waived by, but only by, a written agreement signed by the Purchasers and the Seller. Neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party, except that the Purchasers may assign the right to purchase any or all of the Shares to one or more affiliates of the Purchasers.

     6.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT, BY THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     6.6. Specific Performance. The Seller acknowledges that the Purchasers will have no adequate remedy at law if the Seller fails to perform its obligations under this Agreement and that, in the event of any such failure, the Purchasers shall have the right, in addition to any other right it may have, to specific enforcement and injunctive relief to enforce this Agreement.

     6.7. Indemnification. Each party shall indemnify, defend and hold harmless the other party from and against any damages, penalties, fines, costs, amounts paid in settlement, losses and expenses incurred by such indemnified party as a result of any inaccuracy in any representation or warranty of such indemnifying party contained in this Agreement; provided, however, that the amount of such indemnification obligation shall in no event exceed the aggregate Purchase Price hereunder.

     6.8. Fees and Expenses. Each of the Purchasers and the Seller shall bear its own fees and expenses, including, without limitation, the fees and expenses of its legal advisors, incurred in connection with the execution of this Agreement. 6.9. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, relating to such subject matter.

     6.10. Counterparts. This Agreement may be executed in a number of counterparts and by the parties on separate counterparts, and all counterparts shall together constitute one and the same instrument.

                            [Signature page follows]


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


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on the date first written above.


THE SELLER:                             INFINEON TECHNOLOGIES AG


                                        By: /s/ Francois Xavier Gerard
                                            ------------------------------
                                        Name:  Francois Xavier Gerard
                                        Title: Senior Vice President


                                        By: /s/ Dr. Horst Meyer
                                            ------------------------------
                                        Name:  Dr. Horst Meyer
                                        Title: Corporate Legal Counsel
                                        St.-Martin-Strasse 53, D-81669 Munich,
                                        Germany


THE PURCHASERS:                         K HOLDINGS LLC

                                        By: /s/ Ludwig G. Kuttner
                                            ------------------------------
                                        Name:   Ludwig G. Kuttner
                                        Title:
                                        Address:


                                        Phillippe Corti

                                        /s/ Phillippe Corti
                                        ------------------------------
                                        Address:


                                        HAMPSHIRE INVESTMENTS, LIMITED

                                        By: /s/ Ludwig G. Kuttner
                                            ------------------------------
                                        Name:   Ludwig G. Kuttner
                                        Title:
                                        Address:


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


                                        BOTHO HEIRICH

                                        By: /s/ Botho Heirich
                                            ------------------------------
                                        Address:


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


                                    EXHIBIT A

                         Consent, Termination and Waiver
                         -------------------------------


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


                                    Exhibit B
                                    ---------

        Assignment and Assumption of Registration Rights and Obligations
        ----------------------------------------------------------------

Reference is made to the Registration Rights Agreements with respect to the shares of common stock of Merrimac Industries, Inc. ("Merrimac"), between Merrimac and Infineon Technologies AG ("Infineon"), dated as of April 7, 2000 (the "April Registration Agreement") and October 26, 2000 (the "October Registration Agreement"), each as modified by the Modification Agreement dated as of September 27, 2002.

Infineon hereby assigns to (a) K Holdings LLC ("K Holdings") all of Infineon's rights and obligations under the October Registration Agreement and (b) to K Holdings, with respect to 150,000 Shares, Hampshire Investments, Limited ("Hampshire"), with respect to 50,000 Shares, Phillippe Corti ("Corti"), with respect to 125,000 Shares, and Botho Heirich ("Heirich" and collectively with K Holdings, Hampshire, Corti and Heirich, the "Purchasers"), with respect to 50,000 Shares, Seller's rights and obligations under the April Registration Agreement.

Each of the Purchasers hereby assumes all obligations of Infineon under such Registration Agreements arising after the effective date hereof with respect to the shares purchased from Infineon by such Purchaser.

                            [Signature Page Follows]


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


IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Assumption of Registration Rights and Obligations to be duly executed on the ____ of December, 2004.


THE SELLER:                             INFINEON TECHNOLOGIES AG


                                        By: /s/ Francois Xavier Gerard
                                            ------------------------------
                                        Name:  Francois Xavier Gerard
                                        Title: Senior Vice President


                                        By: /s/ Dr. Horst Meyer
                                            ------------------------------
                                        Name:  Dr. Horst Meyer
                                        Title: Corporate Legal Counsel
                                        St.-Martin-Strasse 53, D-81669 Munich,
                                        Germany


THE PURCHASERS:                         K HOLDINGS LLC

                                        By: /s/ Ludwig G. Kuttner
                                            ------------------------------
                                        Name:   Ludwig G. Kuttner
                                        Title:
                                        Address:


                                        Phillippe Corti

                                        /s/ Phillippe Corti
                                        ------------------------------
                                        Address:


                                        HAMPSHIRE INVESTMENTS, LIMITED

                                        By: /s/ Ludwig G. Kuttner
                                            ------------------------------
                                        Name:   Ludwig G. Kuttner
                                        Title:
                                        Address:


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


                                        BOTHO HEIRICH

                                        By: /s/ Botho Heirich
                                            ------------------------------
                                        Address:


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